UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 18, 2007 (June 17, 2007)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road, Nashville, TN	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 367-7000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 17, 2007, Genesco Inc., a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Finish Line, Inc., an Indiana corporation (“Finish Line”), and Headwind, Inc., a Tennessee corporation and a wholly-owned subsidiary of Finish Line (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Finish Line (the “Merger”). Other than the Merger Agreement, there is no material relationship between the Company and either Finish Line or Merger Sub.
     At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $1.00 per share, of the Company (including the associated preferred stock purchase rights granted pursuant to the Company’s shareholder rights plan, “Common Stock”), other than shares owned by the Company, Merger Sub or by Finish Line, will be cancelled and converted into the right to receive $54.50 in cash, without interest. At the Effective Time, the vesting of each outstanding option will be accelerated in full, and each such option will be cancelled and converted into the right to receive in cash, without interest and less applicable withholding taxes, equal to the product of (a) the excess of $54.50 over the exercise price per share of Common Stock for such option and (b) the number of shares of Common Stock then subject to such option. Additionally, all restricted shares under the Company’s equity plans will be vested in full immediately prior to the Effective Time.
     Each issued and outstanding share of the Company’s preferred stock will remain outstanding following the Effective Time. However, Finish Line has informed the Company that it currently intends to redeem any redeemable shares of preferred stock that have not converted into Common Stock, if applicable, after the Effective Time in accordance with the Company’s charter. Additionally, Finish Line has informed the Company that it may commence a tender offer and consent solicitation (the “Tender Offer”) with respect to the approximately 60,000 outstanding shares of the Company’s employees’ subordinated convertible preferred stock, which are currently not redeemable (the “Employee Preferred Stock”), at $54.50 per share that is conditioned on (i) the consummation of the Merger and (ii) the tendering holders of the Employee Preferred Stock granting proxies to vote in favor of the Merger and an amendment to the Company’s charter (the “Amendment”) to allow for the redemption of the Employee Preferred Stock after the consummation of the Merger at $54.50 per share. However, neither the making of nor consummation of the Tender Offer, nor the approval of the Company’s shareholders of the Amendment, shall be a condition to the closing of the Merger for the Company, Finish Line or Merger Sub. The Company has agreed to recommend the adoption of the Amendment to its shareholders and to include the Amendment in the Company’s proxy statement relating to the Merger Agreement.
     Pursuant to the Merger Agreement, the Company is subject to a “no shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties relating to alternative business combination transactions. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company, prior to obtaining shareholder approval of the Merger, to provide information and participate in discussions with respect to a third party proposal that its board of directors (1) determines in good faith, after consultation with advisors, is a “superior proposal,” as defined in the Merger Agreement, and (2) determines that its failure to pursue (by furnishing information or engaging in discussions) would be inconsistent with its fiduciary duties.
     The Merger Agreement may be terminated upon certain circumstances, including if the Company’s Board of Directors determines in good faith that it has received a superior proposal and otherwise complies with certain terms of the Merger Agreement. The Merger Agreement provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Finish Line, as a sole remedy in such circumstances, a termination fee of $46 million and up to $10 million of documented expenses and fees (including reasonable attorneys’ fees) incurred by

Finish Line. Additionally, in the event the Company’s shareholders do not approve the Merger at the special meeting of shareholders convened for the purposes of considering the Merger Agreement, the Company will be required to reimburse up to $10 million of documented expenses and fees (including reasonable attorneys’ fees) incurred by Finish Line.
     Finish Line has obtained customary debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be, when added with other sources of capital available to Finish Line, sufficient for Finish Line to pay the aggregate Merger consideration as well as all other fees and expenses associated with the transactions contemplated by the Merger Agreement. The conditions provided in the debt financing commitment letter are generally tied to the closing conditions in the Merger Agreement being satisfied, including that there have occurred no “Company Material Adverse Effect,” as defined in the Merger Agreement, and certain other limited representations and customary conditions. Consummation of the Merger is not subject to a financing condition.
     The Merger Agreement contains customary representations and covenants, and the Merger is subject to customary closing conditions, including approval of the Merger by the Company’s shareholders and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties currently expect to close the transaction during the Fall of 2007.
     The foregoing summary of the proposed transactions and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Board of Directors of the Company engaged Goldman, Sachs & Co. (“Goldman Sachs”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness to the holders of the Company’s Common Stock, from a financial point of view, of the merger consideration. On June 17, 2007, Goldman Sachs delivered an oral opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the merger consideration to be received by holders of the Company’s Common Stock is fair to such holders from a financial point of view. The full text of the written opinion of Goldman Sachs, dated June 17, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, will be included in the Company’s proxy statement in connection with the Merger described below. Goldman Sachs provided its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the Merger and the opinion was one of many factors taken into consideration by the Company’s board of directors in making its determination to approve the Merger Agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the Merger or any other matter.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Finish Line or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
     In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the Merger and the related transactions carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Genesco Inc., 1415 Murfreesboro Road, Nashville, Tennessee, 37217-2895, telephone: (615) 367-7000, or from the Company’s website, http://www.genesco.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 18, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different from those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.
     The Tender Offer for the outstanding Employee Preferred Stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. In the event the Tender Offer is commenced, the solicitation and the offer to buy the Employee Preferred Stock of the Company will be made solely by an offer to purchase and related letter of transmittal to be disseminated to the holders of the Employee Preferred Stock upon the commencement of the Tender Offer. Holders of the Employee Preferred Stock are advised to read the Offer to Purchase on Schedule TO that Finish Line intends to file with the SEC in the event the Tender Offer is commenced and the solicitation/recommendation of the Board of Directors of the Company on Schedule 14D-9 that Genesco intends to file in the event the Tender Offer is commenced, when they are available, because they will contain important information. The Offer to Purchase, the Solicitation/Recommendation Statement and any other relevant documents filed with the SEC will be made available to holders of the Employee Preferred Stock at no expense to them. These documents will also be available without charge at the SEC’s website at www.sec.gov.
Item 3.03. Material Modification to Rights of Security Holders.
     Immediately prior to the execution of the Merger Agreement, the Company amended the Amended and Restated Rights Agreement, dated as of August 28, 2000, between the Company and Computershare Trust Company, N.A., as successor to First Chicago Trust Company of New York (the “Rights Agreement”), to render the Rights under the Rights Agreement inapplicable to either (i) the execution and delivery of the Merger Agreement, or the public announcement thereof, or (ii) the consummation of transactions contemplated thereby, including the Merger.
     The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
     On June 18, 2007, the Company issued a joint press release with Finish Line announcing that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
Forward-Looking Statements
     Certain statements contained in this Current Report on Form 8-K regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the Securities Act of 1934, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the proposal or the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (6) the ability to recognize the benefits of the Merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the Merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the Merger. The businesses of Finish Line and the Company are also subject to a number of risks generally such as: (1) changing consumer preferences; (2) the companies’ inability to successfully market their footwear, apparel, accessories and other merchandise; (3) price, product and other competition from other retailers (including internet and direct manufacturer sales); (4) the unavailability of products; (5) the inability to locate and obtain favorable lease terms for the companies’ stores; (6) the loss of key employees; (7) general economic conditions and adverse factors impacting the retail athletic industry; (8) management of growth; and (9) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere in, the SEC filings of Finish Line and the Company, copies of which may be obtained by contacting the investor relations departments of each company via their websites www.finishline.com and www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond Finish Line’s and the Company’s ability to control or predict. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 17, 2007, by and among the Company, The Finish Line, Inc. and Headwind, Inc.*

Exhibit 4.1	Amendment, dated as of June 17, 2007, to the Amended and Restated Rights Agreement between the Company and Computershare Trust Company, N.A., as successor to First Chicago Trust Company of New York

Exhibit 99.1	Press Release dated June 18, 2007

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Finish Line agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO, INC.
By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

Date: June 18, 2007

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 17, 2007, by and among the Company, The Finish Line, Inc. and Headwind, Inc.*

Exhibit 4.1	Amendment, dated as of June 17, 2007, to the Amended and Restated Rights Agreement between the Company and Computershare Trust Company, N.A., as successor to First Chicago Trust Company of New York

Exhibit 99.1	Press Release dated June 18, 2007

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.